Marketo Announces Revenue Increase of 62% for Second Quarter 2013

SAN MATEO, Calif., July 30, 2013 /PRNewswire/ -- Marketo (NASDAQ: MKTO), the provider of a leading cloud-based marketing software platform, today announced its second quarter 2013 financial results.

Highlights:

  Revenue increased 62% year over year to $22.5 million
  Customer count increased to 2,592
  Reported strong diversity in customer acquisition across CRM ecosystems, consumer brands, verticals, geographies, and SMB and enterprise sectors
  Successfully grew existing customer relationships globally
  Continued rapid innovation with the release of Marketo Financial Management and Marketo Customer Engagement Engine

"We are delighted to report outstanding revenue and customer growth in our first quarter as a public company," commented Phil Fernandez, President and CEO of Marketo. "In the second quarter of 2013, we hit on all cylinders across the key elements of our growth strategy, and we're very satisfied with the fundamentals of our business. Our success in the quarter continues to validate that customers in this big and fast growing category want to do business with an innovator that is solely focused on building the industry's best marketing platform."

Results for the second quarter of 2013:

  Revenue: Revenue was $22.5 million, an increase of 62% over the prior year period and an increase of 14% from the quarter ended March 31, 2013.
  Deferred Revenue: Deferred revenue as of June 30, 2013 was $30.6 million, up 81% year over year from $16.9 million at June 30, 2012, and up 25% from $24.5 million at March 31, 2013.
  Net Loss: GAAP net loss was $12.4 million, and net loss per common share, basic and diluted, was $(0.63). Non-GAAP net loss was $9.6 million, and net loss per common share, basic and diluted, was $(0.49), which excludes approximately $2.6 million in stock-based compensation expense and $125,000 of amortization of acquired intangible assets. GAAP and non-GAAP net loss per common share calculations are based on 19.8 million weighted average common shares outstanding.
  Total Cash and Cash Equivalents: As of June 30, 2013, total cash and cash equivalents was $121.9 million, which includes net proceeds received in the second quarter of $85.3 million in connection with our Initial Public Offering and concurrent private placement.

Outlook

As of July 30, 2013, Marketo is initiating revenue and EPS guidance for its third quarter of 2013 and full year 2013.

For the third quarter of 2013, the Company expects to report:

  Revenue in the range of $23 to $24 million
  GAAP net loss per share in the range of $(0.29) to $(0.31) and non-GAAP net loss per share in the range of $(0.23) to $(0.26), excluding stock-based compensation expense of approximately $2.0 million and $125,000 of amortization of acquired intangible assets assuming approximately 37.0 million weighted average common shares outstanding

For the full year 2013, the Company expects to report:

  Revenue in the range of $89 to $91 million
  GAAP net loss per share in the range of $(1.71) to $(1.83) and non-GAAP net loss per share in the range of $(1.38) to $(1.50), excluding stock-based compensation expense of approximately $7.6 million and $500,000 of amortization of acquired intangible assets assuming approximately 24.6 million weighted average common shares outstanding

Conference Call Information
Marketo will host a conference call and live webcast to discuss the financial results at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time, today, Tuesday, July 30, 2013. The conference call can be accessed by dialing 1-877-941-8416, or 1-480-629-9808 (outside the U.S. and Canada). A live webcast will be available on the Investor Relations page of the Marketo corporate website at www.marketo.com and via replay beginning approximately two hours after the completion of the call for 90 days. An audio replay of the call will also be available to all interested parties beginning at approximately 5:00 p.m. Pacific Time, 8:00 p.m. Eastern Time, on Tuesday, July 30, 2013 until 11:59 p.m. Pacific Time, 2:59 a.m. Eastern Time, on Tuesday, August 6, 2013, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4629830#.

Use of Non-GAAP Financial Information
Marketo provides financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand Marketo's past financial performance and future results, Marketo has supplemented its financial results that it provides in accordance with GAAP with non-GAAP financial measures. The method Marketo uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. The non-GAAP measures used by Marketo in this press release exclude the impact of stock-based compensation expense and amortization of acquired intangible assets. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. Specifically, management is excluding the following items from its non-GAAP historic and estimated net loss and net loss per common share, basic and diluted:

  Stock-Based Compensation Expense: The company's compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.
  Amortization of Acquired Intangible Assets: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements about expected GAAP and non-GAAP financial results for the third quarter and the full year of 2013, including revenue, EPS, stock-based compensation expense and amortization of acquired intangible assets. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company's results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with: possible fluctuations in the company's financial and operating results; the company's rate of growth and anticipated revenue run rate, including the company's ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the company's service or the company's Web hosting; breaches of the company's security measures; the financial impact of any previous and future acquisitions; the nature of the company's business model; the company's ability to continue to release, and gain customer acceptance of, new and improved versions of the company's service; successful customer deployment and utilization of the company's existing and future services; changes in the company's sales cycle; competition; relationships with platform providers; various financial aspects of the company's subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, the company's ability to hire, retain and motivate employees and manage the company's growth; changes in the company's customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company's effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting our deferred tax assets and ability to value and utilize them; the risks and expenses associated with the company's real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company's financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time.

Marketo, Inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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About Marketo: Marketing Software. Easy, Powerful, Complete.
Marketo (NASDAQ: MKTO) provides the leading cloud-based marketing software platform for companies of all sizes to build and sustain engaging customer relationships. Spanning today's digital, social, mobile and offline channels, the Marketo® solution includes a complete suite of applications that help organizations acquire new customers more efficiently, maximize customer loyalty and lifetime value, improve sales effectiveness, and provide analytical insight into marketing's contribution to revenue growth. Marketo's applications are known for their breakthrough ease-of-use, and are complemented by the Marketing Nation™, a thriving network of more than 150 LaunchPoint™ ecosystem partners and over 30,000 marketers who share and learn from each other to grow their collective marketing expertise. The result for modern marketers is unprecedented agility and superior results.

Headquartered in San Mateo, CA with offices in Europe and Australia, Marketo serves as a strategic marketing partner to more than 2,500 large enterprises and fast-growing small companies across a wide variety of industries. For more information, visit www.marketo.com.

Marketo, the Marketo logo, Marketing Nation and LaunchPoint are trademarks of Marketo, Inc. All other trademarks are the property of their respective owners.

MARKETO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 121,882	$ 44,247
Accounts receivable, net	16,961	14,106
Prepaid expenses and other current assets	3,595	2,379
Total current assets	142,438	60,732
Property and equipment, net	10,918	5,617
Goodwill	9,537	9,537
Intangible assets, net	2,645	2,734
Other assets	642	536
Total assets	$ 166,180	$ 79,156

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 4,602	$ 2,217
Accrued expenses and other current liabilities	13,052	8,945
Deferred revenue	30,566	20,642
Current portion of credit facility	1,297	582
Total current liabilities	49,517	32,386
Credit facility, net of current portion	5,316	3,058
Deferred rent	1,370	148
Total liabilities	56,203	35,592

Stockholders' equity:
Convertible preferred stock	-	119,121
Common stock	4	-
Additional paid-in capital	213,931	6,499
Accumulated other comprehensive income	157	145
Accumulated deficit	(104,115)	(82,201)
Total stockholders' equity	109,977	43,564
Total liabilities and stockholders' equity	$ 166,180	$ 79,156

MARKETO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenue:
Subscription and support	$ 19,883	$ 12,379	$ 37,438	$ 23,400
Professional services and other	2,621	1,549	4,802	2,739
Total revenue	22,504	13,928	42,240	26,139
Cost of revenue (1):
Subscription and support	6,321	3,607	12,141	6,742
Professional services and other	3,121	2,101	5,739	3,906
Total cost of revenue	9,442	5,708	17,880	10,648
Gross profit:
Subscription and support	13,562	8,772	25,297	16,658
Professional services and other	(500)	(552)	(937)	(1,167)
Total gross profit	13,062	8,220	24,360	15,491
Operating expenses (1):
Research and development	5,985	5,339	10,981	9,174
Sales and marketing	15,488	9,788	27,806	17,607
General and administrative	3,876	3,020	7,303	5,275
Total operating expenses	25,349	18,147	46,090	32,056
Loss from operations	(12,287)	(9,927)	(21,730)	(16,565)
Other income (expense), net	(86)	-	(147)	(15)
Loss before provision for income taxes	(12,373)	(9,927)	(21,877)	(16,580)
Provision for income taxes	17	-	37	3
Net loss	$(12,390)	$ (9,927)	$(21,914)	$(16,583)

Net loss per share of common stock, basic and diluted	$ (0.63)	$ (3.61)	$ (1.91)	$ (6.25)
Shares used in computing net loss per share of common stock, basic and diluted	19,822	2,752	11,472	2,655
Comprehensive loss:
Net loss	$(12,390)	$ (9,927)	$(21,914)	$(16,583)
Other comprehensive income:
Foreign currency translation adjustments	(26)	9	12	19
Comprehensive loss	$(12,416)	$ (9,918)	$(21,902)	$(16,564)

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Cost of subscription and support revenue	$ 114	$ 38	$ 177	$ 68
Cost of professional services and other revenue	154	60	247	91
Research and development	937	170	1,147	281
Sales and marketing	863	217	1,093	423
General and administrative	548	236	953	371
Total stock-based compensation expense	$ 2,616	$ 721	$ 3,617	$ 1,234

MARKETO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net loss	$ (12,390)	$ (9,927)	$ (21,914)	$(16,583)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	981	400	1,787	650
Stock-based compensation expense	2,616	721	3,617	1,234
Changes in operating assets and liabilities:
Accounts receivable, net	(2,747)	35	(2,856)	(3,333)
Prepaid expenses and other current assets	615	165	(1,233)	71
Other assets	(347)	(722)	(183)	(740)
Accounts payable	682	(2,263)	2,606	(1,124)
Accrued expenses and other current liabilities	4,383	2,536	3,087	2,520
Deferred revenue	6,026	3,127	9,932	5,733
Deferred rent	15	(14)	86	(27)
Net cash used in operating activities	(166)	(5,942)	(5,071)	(11,599)
Cash flows from investing activities:
Purchase of property and equipment	(2,986)	(1,851)	(5,863)	(2,382)
Capitalized software development	(221)	-	(221)	-
Cash acquired in acquisition	-	698	-	698
Net cash used in investing activities	(3,207)	(1,153)	(6,084)	(1,684)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discount	80,506	-	80,506	-
Proceeds from private placement	6,500	-	6,500	-
Proceeds from issuance of common stock upon exercise of stock options	926	261	1,416	413
Repurchase of unvested common stock from terminated employees	(14)	(50)	(16)	(50)
Proceeds from issuance of debt	3,089	1,100	3,089	1,100
Repayment of debt	(116)	-	(116)	-
Payment of deferred initial public offering costs	(1,743)	-	(2,537)	-
Net cash provided by financing activities	89,148	1,311	88,842	1,463
Effect of foreign exchange rate changes on cash and cash equivalents	(69)	106	(52)	83
Net increase (decrease) in cash and cash equivalents	85,706	(5,678)	77,635	(11,737)
Cash and cash equivalents — beginning of period	36,176	61,341	44,247	67,400
Cash and cash equivalents —end of period	$121,882	$55,663	$121,882	$ 55,663

MARKETO, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data)
(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Marketo uses non-GAAP measures of operating loss, net loss and net loss per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Marketo's underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Three Months Ended March 31, 2013	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012
Revenue:
Subscription and support	$ 17,555	$ 19,883	$ 12,379	$ 37,438	$ 23,400
Professional services and other	2,181	2,621	1,549	4,802	2,739
Total Revenue	$ 19,736	$ 22,504	$ 13,928	$ 42,240	$ 26,139

Cost of revenue reconciliation:
GAAP Subscription and support	$ 5,820	$ 6,321	$ 3,607	$ 12,141	$ 6,742
Stock-based compensation	(63)	(114)	(38)	(177)	(68)
Amortization of acquired intangible assets	(57)	(57)	-	(114)	-
Non-GAAP subscription and support	$ 5,700	$ 6,150	$ 3,569	$ 11,850	$ 6,674

GAAP Professional services and other	$ 2,618	$ 3,121	$ 2,101	$ 5,739	$ 3,906
Stock-based compensation	(93)	(154)	(60)	(247)	(91)
Amortization of acquired intangible assets	-	-	-	-	-
Non-GAAP professional services and other	$ 2,525	$ 2,967	$ 2,041	$ 5,492	$ 3,815

Gross profit and gross margin reconciliation:
Non-GAAP subscription and support gross profit	$ 11,855	$ 13,733	$ 8,810	$ 25,588	$ 16,726
Non-GAAP professional services and other gross profit	(344)	(346)	(492)	(690)	(1,076)
Non-GAAP gross profit	$ 11,511	$ 13,387	$ 8,318	$ 24,898	$ 15,650
Non-GAAP subscription and support gross margin	67.5%	69.1%	71.2%	68.3%	71.5%
Non-GAAP professional services and other gross margin	-15.8%	-13.2%	-31.8%	-14.4%	-39.3%
Non-GAAP gross margin	58.3%	59.5%	59.7%	58.9%	59.9%

Operating expenses reconciliation:
GAAP Research and development	$ 4,996	$ 5,985	$ 5,339	$ 10,981	$ 9,174
Stock-based compensation	(210)	(937)	(170)	(1,147)	(281)
Amortization of acquired intangible assets	-	-	(60)	-	(60)
Non-GAAP research and development	$ 4,786	$ 5,048	$ 5,109	$ 9,834	$ 8,833
As a % of total revenues, non-GAAP	24.3%	22.4%	36.7%	23.3%	33.8%

GAAP Sales and marketing	$ 12,318	$ 15,488	$ 9,788	$ 27,806	$ 17,607
Stock-based compensation	(230)	(863)	(217)	(1,093)	(423)
Amortization of acquired intangible assets	(43)	(43)	(36)	(86)	(36)
Non-GAAP sales and marketing	$ 12,045	$ 14,582	$ 9,535	$ 26,627	$ 17,148
As a % of total revenues, non-GAAP	61.0%	64.8%	68.5%	63.0%	65.6%

GAAP General and administrative	$ 3,427	$ 3,876	$ 3,020	$ 7,303	$ 5,275
Stock-based compensation	(405)	(548)	(236)	(953)	(371)
Amortization of acquired intangible assets	(25)	(25)	(21)	(50)	(21)
Non-GAAP general and administrative	$ 2,997	$ 3,303	$ 2,763	$ 6,300	$ 4,883
As a % of total revenues, non-GAAP	15.2%	14.7%	19.8%	14.9%	18.7%

Loss from operations reconciliation:
GAAP loss from operations	$ (9,443)	$ (12,287)	$ (9,927)	$ (21,730)	$ (16,565)
Stock-based compensation	1,001	2,616	721	3,617	1,234
Amortization of acquired intangible assets	125	125	117	250	117
Non-GAAP loss from operations	$ (8,317)	$ (9,546)	$ (9,089)	$ (17,863)	$ (15,214)

Net loss reconciliation:
GAAP Net loss	$ (9,524)	$ (12,390)	$ (9,927)	$ (21,914)	$ (16,583)
Stock-based compensation	1,001	2,616	721	3,617	1,234
Amortization of acquired intangible assets	125	125	117	250	117
Non-GAAP Net loss	$ (8,398)	$ (9,649)	$ (9,089)	$ (18,047)	$ (15,232)

Basic and diluted net income per share
GAAP	$ (2.99)	$ (0.63)	$ (3.61)	$ (1.91)	$ (6.25)
Non-GAAP	$ (2.64)	$ (0.49)	$ (3.30)	$ (1.57)	$ (5.74)

Shares used to compute basic and diluted GAAP and Non-GAAP net loss per share	3,181	19,822	2,752	11,472	2,655

CONTACT: Erica Abrams, The Blueshirt Group for Marketo, 415.217.5864, Erica@blueshirtgroup.com